Exhibit 99.3

FORM OF VOTING INSTRUCTION CARD

MID ILLINOIS BANCORP, INC.

Special Meeting of Shareholders

September 13, 2017, 10:00 a.m. local time

This proxy is solicited by the Board of Directors

I, the undersigned participant in the Mid Illinois Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”), having received notice of a special meeting of the shareholders of Mid Illinois Bancorp, Inc. (the “Company”), revoking any proxy previously given, do hereby nominate, constitute and appoint, the South Side Bank Trust Department, serving in its capacity as the ESOP Trustee, my true and lawful attorney and proxy, with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, $2.50 par value per share, standing in my name or held in my account through the ESOP on July 21, 2017, at a special meeting of the shareholders of the Company, to be held at 2119 S.W. Adams Street, Peoria, Illinois, on September 13, 2017, at 10:00 a.m., local time (the “Special Meeting”), and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.  To approve the Agreement and Plan of Merger, dated as of March 13, 2017, between the Company and First Busey Corporation (as amended from time to time, the “Merger Agreement”), pursuant to which the Company will merge with and into First Busey Corporation, and the transactions contemplated therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.  To approve the adjournment of the Special Meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the Merger Agreement and the transactions contemplated therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Note: In accordance with their discretion, to vote upon all other matters that may properly come before the special meeting.

The Board of Directors recommends you vote “FOR” Proposals 1 and 2.  This proxy will be voted as directed, or if no instructions are given, the ESOP Trustee will abstain from voting these shares on Proposals 1 and 2 and will vote these shares in the discretion of the proxy holders on any other matters that may properly come before the special meeting. An abstention is the same as voting against Proposals 1 and 2.

Signature	Date

Signature (Joint Owners)	Date

Please indicate if you plan to attend this meeting:  ☐ Yes  ☐ No